DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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The Dreyfus Socially Responsible Growth Fund, Inc.

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February 24, 2017

Supplement to the Proxy Statement
Dated January 4, 2017

For the Special Meeting of Shareholders of
The DREYFUS socially responsible GROWTH FUND, inc.
To be Held March 9, 2017

The following information supersedes any contrary information contained in the Proxy Statement under the sections Proposal 1. – "Introduction, B. Management," Proposal 1.B. – "B. Information About Newton" and Appendix I – "Portfolio Management – Portfolio Managers":

Effective February 27, 2017, Rob Stewart leads Newton's Responsible Investment team, which will be responsible for the Fund's fundamental ESG research and analysis, controversy monitoring, company engagement and active proxy voting.  Mr. Stewart, one of Newton's senior investment leaders, joined Newton in 2003 and has over 25 years' of investment experience.  Mr. Stewart replaced Sandra Carlisle.  Newton's investment approach that systematically integrates the consideration of ESG issues in the securities selection process remains unchanged.

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Should you have any questions regarding this Supplement or the Proposals set forth in the Proxy Statement, please call the toll-free number 1-877-478-5047 Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern time.  You may also call the Dreyfus Retail Call Center at 1-800-896-8166 Monday through Friday between 9:00 a.m. and 6:00 p.m. Eastern time.

If you have not already done so, please take a moment now to provide your insurance company with your voting instructions so that your shares may be represented.  If you have already provided your insurance company with your voting instructions, your voting instructions nevertheless may be revoked at any time prior to the close of business on March 8, 2017 by written notice of revocation or by delivering another voting instruction form to your insurance company.

The Dreyfus Socially Responsible Growth Fund, Inc. Q&A

When did/will Sandra leave Newton?

Sandra is still working at Newton and will be until March 30, 2017.

Why has she decided to leave?

She has decided to leave to pursue other opportunities.

Is the team still intact?

Yes – Three other members of the team remain in place and are experienced and knowledgeable about the process.

Why Rob Stewart?

In choosing a replacement, Newton focused on appointing a new Head of the Responsible Investment team who would continue to ensure that the ESG team and the analysis of ESG risks and issues remain at the center of the investment process for the Fund.

Rob has been with Newton since 2003 and has over 25 years of investment experience including deep involvement in ESG/SRI issues over the years.

Does this affect the ESG process?

No, the ESG process remains unchanged.

Newton’s experience with Responsible Investing dates back to 1978.

Are there any changes to the Fund’s proposed primary portfolio managers?

No.